Commission File No. 000-*****

SCHEDULE 14C

(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for use of the Commission only (only as permitted by Rule 14c-5(d)(2))

[ X ] Definitive Information Statement

SMALL CAP STRATEGIES, INC.

(Name of Registrant as Specified in its Charter)

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Small Cap Strategies, Inc.

3651 LINDELL ROAD

SUITE D #146

LAS VEGAS, NV 89103

Phone: (702) 943 - 0330

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders:

The purpose of this letter is to inform you that the board of directors of Small Cap Strategies, Inc., a Nevada corporation (“we”, “us” or the “Company”), and the holders of a majority of the outstanding shares of our issued and outstanding common stock, par value $0.001 per share (“Common Stock”), pursuant to a written consent in lieu of a meeting in accordance with our articles of incorporation and pursuant to Chapter 78 - Private Corporations of the Nevada Revised Statutes (“NRS CHAP. 78”) and more particularly, Section 78.320 therein, approved: (i) the withdrawal of the Company’s election to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”) (the “BDC Withdrawal”); and (ii) the adoption of a new name by amendment to the Company’s articles of incorporation (the “Name Change”).

Notwithstanding approval of the BDC Withdrawal and the Name Change by the stockholders, our board of directors may, in its sole discretion, determine not to effect on the date specified, but may not abandon, the BDC Withdrawal and/or the Name Change without further action by our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished to our stockholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The accompanying Information Statement also serves as notice, which is permitted but not required by Section 78.320 of the NRS CHAP. 78, of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until twenty (20) calendar days after the mailing of the Information Statement to our stockholders, at which time we may (i) file a Form N-54c with the SEC effectuating the BDC Withdrawal; and (ii) file a certificate of amendment to our articles of incorporation with the Nevada Secretary of State to effectuate the Name Change, a copy of which is attached to the Information Statement as Exhibit A. The BDC Withdrawal and the Name Change will be effective at such time after the expiration of the aforementioned twenty (20)-day period as our board of directors determines to be the appropriate effective time.

I encourage you to read the enclosed Information Statement, which is being provided to all of our stockholders. It describes the proposed corporate actions in detail.

Sincerely,

/s/ Bryce M. Knight
BRYCE M. KNIGHT
Chief Executive Officer

This Information Statement is dated October 17, 2008 and is first being mailed to stockholders of record of Small Cap Strategies, Inc. on October 20, 2008.

Small Cap Strategies, Inc.

3651 LINDELL ROAD

SUITE D #146

LAS VEGAS NV,89103

Phone: (702) 943 – 0330

________________________

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

________________________

NO VOTE OR ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We are distributing this Information Statement to stockholders of Small Cap Strategies, Inc. (sometimes hereinafter referred to as “we”, “us”, the “Company” or “Small Cap”) in full satisfaction of any notice requirements we may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Chapter 78 - Private Corporations of the Nevada Revised Statutes (“NRS CHAP. 78”), including Section 78.320 of the NRS CHAP. 78. No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights under the NRS CHAP. 78 are afforded to our stockholders as a result of the corporate action described in this Information Statement. The record date for determining the stockholders entitled to receive this Information Statement has been established as of the close of business on September 26, 2008 (the “Record Date”).

OUTSTANDING VOTING SECURITIES

As of the Record Date, we had issued and outstanding 787,770 shares of common stock, par value $0.001 per share (the “Common Stock”), such shares constituting all of the Company’s issued and outstanding capital stock.

The NRS CHAP. 78 and our articles of incorporation permit the holders of a majority of the shares of the outstanding Common Stock of our Company to approve and authorize actions by written consent as if the action were undertaken at a duly constituted meeting of the stockholders of the Company. On September 25, 2008, our board of directors consented in writing without a meeting to the matters described herein, and recommended that the matters described herein be presented to the stockholders for approval. On September 26, 2008, the holder of an aggregate of 400,000 shares of Common Stock (the “Consenting Shareholder”), representing approximately 50.8% of the total shares of Common Stock entitled to vote on the matters set forth herein, consented in writing without a meeting to the matters described herein.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Small Cap Strategies, Inc., 3651 Lindell Road, Suite D #146, Las Vegas NV 89103. Any stockholder who wants to receive separate copies of our information statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

CORPORATE ACTIONS

The corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

Our board of directors and the Consenting Shareholder have consented to (i) the withdrawal of the Company’s election to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”) (the “BDC Withdrawal”); and (ii) the Name Change.

We will pay the expenses of furnishing this Information Statement to our stockholders, including the cost of preparing, assembling and mailing this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth information with respect to beneficial ownership of outstanding common stock as of September 26, 2008, by:

•	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock;

•	each of the Company’s named executive officers;

•	each of the Company’s directors; and

•	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within 60 days of the original filing of this Information Statement. Unless otherwise indicated, the address for those listed below is c/o Small Cap Strategies, Inc., 3651 Lindell Road, Suite D #146, Las Vegas NV 89103. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of the Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options or other convertible securities held by such persons that are exercisable within 60 days of September 26, 2008, but excludes shares of Common Stock underlying options or other convertible securities held by any other person. The number of shares of Common Stock outstanding as of September 26, 2008, was 787,770. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

Number of Shares of
Name	Common Stock Owned	Percentage of Class

Xtreme Oil & Gas, Inc.	400,000	50.8%
Shocker 100 Index, L.P.	56,219	7.1%
Bryce M. Knight	0	*
Paul Johnson	0	*
Joel Holt	0	*
Officers and Directors
As a Group (3 Persons)	0	0.0%

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

This Information Statement contains forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations, assumptions, estimates and projections about the Company and its industry. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future. The Company believes that such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Actual outcomes are dependent upon many factors. Words such as “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “targets” or similar expressions are intended to identify forward-looking statements, which speak only as of the date of this Information Statement, and in the case of documents incorporated by reference, as of the date of those documents. The Company undertakes no obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except as required by law.

WITHDRAWAL OF ELECTION TO BE TREATED AS A BDC

General

On September 25, 2008, our board of directors consented in writing without a meeting to the withdrawal of the Company’s election to be treated as a BDC under the 1940 Act, and recommended that the matter be presented to the Company’s stockholders for their approval. On September 26, 2008, the Consenting Shareholder, who holds an aggregate of 400,000 shares of Common Stock, representing approximately 50.8% of the total issued and outstanding shares of Common Stock, consented in writing without a meeting to the BDC Withdrawal.

The withdrawal of the BDC election will be effectuated through the filing of a Form N-54c with the SEC.

Reasons for Withdrawal of BDC Election

On March 7, 2006, the Company filed a notification of election to be regulated as a BDC under the 1940 Act on Form N-54a. The Company elected BDC status intending to provide equity and debt investment capital to fund growth, acquisitions and recapitalizations of small market companies primarily located in the United States. The Company no longer intends to pursue the foregoing business plan, and has determined it to be in the best interest of the Company to withdraw its BDC election so that it can more flexibly pursue other business opportunities that would not be permitted if the Company remained a BDC (see “Risks Associated with the Withdrawal of BDC Election”).

Risks Associated with the Withdrawal of BDC Election

Upon the Company’s withdrawal of its BDC election, the rules and requirements governing BDC’s will no longer be applicable to the Company, including the following:

1 .	The Company will no longer be required to maintain a ratio of assets to senior securities of at least 200%;
2 .	The Company will no longer be prohibited from protecting directors or officers against any liability to the Company or Company’s stockholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved the conduct of the person’s office;

3 .	The Company will no longer be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement;

4 .	The Company will no longer be required to ensure that a majority of directors are not “interested persons,” as the term is defined in Section 2(a)(19) of the 1940 Act, and persons that would be prevented from acting in the capacity of an employee, officer or director of the Company if it were a BDC (such as persons convicted of certain malfeasance) will be able to be on the Company’s board;

5.	The Company will no longer be subject to provisions of the 1940 Act (i) regulating transactions between BDCs and certain affiliates and (ii) restricting the Company’s ability to issue warrants and options;

6 .	The Company will no longer be prohibited from issuing its shares for services;

7 .	The Company will be able to change the nature of its business without having to obtain the approval of its stockholders;

8 .	The Company will no longer be subject to provisions of the 1940 Act prohibiting the issuance of securities below net asset value book value;

9 .	The Company will no longer be required to disclose its net asset value per share on the face of its financial statements; and

10 .	The Company will no longer be subject to the other protections set forth in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated thereunder.

However, the Board will still be subject to customary principles of fiduciary duty under the NRS

CHAP. 78 with respect to the Company and its stockholders.

In addition, withdrawal of the Company’s election to be treated as a BDC will not affect the Company’s registration under Section 12(g) of the Exchange Act, which requires, in part, the Company to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports with the SEC.

Effect on the Financial Statements and Tax Status

The withdrawal of the Company’s election to be regulated as a BDC will result in a change in its method of accounting. BDC financial statement presentation and accounting uses the value method of accounting used by investment companies, which requires BDCs to value their investments at fair market value as opposed to historical cost. In addition, entities in which the Company owns majority ownership stakes are not consolidated; rather, investments in those entities are reflected on the balance sheet as an investment in a majority-owned portfolio company at fair market value. In this regard, the Company’s only significant investments at August 31, 2008, were in two minority-owned entities, Healthsport, Inc. and Shocker 200 Index Fund. At August 31, 2008, the value of such investments recorded in the Company’s financials statement was approximately $1,000 and $28880, respectively.

Operating companies use either the fair-value or historical-cost methods of accounting for financial statement presentation and accounting for securities, depending on how the investment is held. In addition, operating companies consolidate the accounts of majority-owned entities; any previously recorded unrealized gain on investments will no longer be reflected in the Company’s financial statements. At August 31, 2008, the Company had unrealized appreciation of $0 and unrealized depreciation of $54,793 recorded on its investments.

Subsequent to the withdrawal of the Company’s election to be regulated as a BDC, the value of the Company’s investment in any majority-owned entities would be eliminated and such entities’ financial accounts would be consolidated with those of the Company.

The Company does not believe that withdrawing its election to be regulated as a BDC will have any impact on its federal income tax status, because the Company never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. Instead, the Company has always been subject to corporate level income tax on its income (without regard to any distributions) as a “regular” corporation under Subchapter C of the Internal Revenue Code.

NAME CHANGE

General

On September 25, 2008, our Board of Directors consented in writing without a meeting to a change in the name of the Company to Xtreme Oil & Gas, Inc., and recommended the matter be submitted to the Company’s stockholders for their approval. On September 26, 2008, the Consenting Shareholder, who holds an aggregate of 400,000 shares of Common Stock, representing approximately 50.8% of the total issued and outstanding shares of Common Stock, consented in writing without a meeting to the Name Change. As the Consenting Shareholder has approved the Name Change by written consent, the Company is not seeking approval for the Name Change from any of the Company’s remaining stockholders, and the Company’s remaining stockholders will not be given an opportunity to vote on the Name Change. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Name Change as required by the Exchange Act.

Purpose of the Name Change

The Company is presently focused on making investments pursuant to the 1940 Act but, as discussed hereinabove, intends to withdraw its election to be a BDC and thereafter pursue a new business plan and direction. In approving the Name Change, the Board considered that the Company would no longer be operating as a BDC but would pursue a business plan proposed by Consenting Shareholder and therefore adopting the name of this Consenting Shareholder would allow the Company to take advantage of the brand established by the Consenting Shareholder. Management believes that it is in the best interest of the Company and its stockholders to affect the Name Change so as to more accurately reflect the future nature of the Company’s business. For this reason our Board of Directors has chosen to adopt and recommend the Name Change.

Effect of the Name Change

The Name Change will become effective upon filing of an amendment (a copy of which is attached as Exhibit A) to our Articles of Incorporation with the Secretary of State of Nevada, whereupon our name will change from “Small Cap Strategies, Inc.” to “Xtreme Oil & Gas, Inc.” Our trading symbol is presently “SMCA.OB,” which we expect to change in connection with the name change. Our common stock is quoted on the National Association of Securities Dealers, Inc.’s Over-the-Counter Bulletin Board. Upon the Effective Date of the Name Change, we anticipate that our Common Stock will continue to be listed on the OTCBB, and that the trading symbol will be changed from “SMCA.OB” to a new trading symbol that will reflect the change of our corporate name. The Name Change and the anticipated change of our trading symbol will not have any affect on the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name “Small Cap Strategies, Inc.” will continue to be valid and to represent shares of our Company. The Name Change will be reflected by book entry. Stockholders holding physical certificates should not destroy those certificates or surrender them to us for reissue; certificates bearing the name “Small Cap Strategies, Inc.” should be retained in a secure location, as they will continue to represent shares of our Company.

The Board of Directors of the Company has determined that all shareholders ARE NOT REQUIRED to return their certificates to have them re-issued by the Company’s Transfer Agent, which certificates will continue to represent fully paid and non-assessable shares of the Common Stock of the Company. The Amendments will not change any of the terms of our Common Stock and holders thereof will have the same voting rights and rights to dividends and distributions and each shareholder’s percentage ownership of Company will not be altered.

The effect of the Name Change upon the market price for the Company’s Common Stock cannot be predicted, and the history of similar actions provides no guidance as it depends on too many other factors. There can be no assurance that the market price per share of the Company’s Common Stock after the Name Change will reflect any new perception of strength or value: the market price of the Company’s Common Stock is based on its performance and other factors, most of which may be unrelated to the name of the Company.

EFFECTIVE DATE OF STOCKHOLDER ACTIONS

The Name Change will become effective immediately upon the filing of certificate of amendment to the Company’s articles of incorporation with the Secretary of State of Nevada. A copy of the certificate of amendment is attached hereto as Exhibit A. The withdrawal of election to be treated as a BDC will become effective upon filing the Form N-54c with the SEC. The filings will be made at least 20 days after the date this Information Statement is first mailed to the Company’s stockholders.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions set forth herein is authorized by Section 78.320 of the NRS CHAP. 78, which provides that action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted.

DISSENTERS’ RIGHTS

The NRS CHAP. 78 does not provide for dissenter’s rights in connection with any of the actions proposed in this Information Statement.

EXHIBIT A

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR
OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Small Cap Strategies, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article One:

The name of this corporation shall be Xtreme Oil & Gas, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 50.8%

4. Effective date of filing (optional):

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.